Exhibit 4.1
GLC GLEACHER & COMPANY, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE COMMON STOCK CUSIP 377341 10 2 SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFIES THAT IS THE OWNER OF FULL PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF ONE CENT ($.01) EACH OF GLEACHER & COMPANY, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certified properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the Certificate of Incorporation and By Laws of the Corporation, as now or hereafter amended to all of which the holder of this certificate assents by his acceptance hereof. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. DATED: Secretary Chairman and Chief Executive Officer Authorized Signature Countersigned and Registered: AMERICAN STOCK TRANSFER (Delaware, Delaware) & TRUST COMPANY, LLC Transfer and Registrar Agent By

GLEACHER & COMPANY, INC. The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the board to designate and fix the relative rights, preferences and limitations of other series. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM —as tenants in common UNIF GIFT MIN ACT— Custodian TEN ENT —as tenants by the entireties (Cust) (Minor) under Uniform Gifts to Minors JT TEN —as Joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list. PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE Act (State) PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE NOTICE: THE SIGNATURE TO THIS ASSIGNMENTMLJST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, ORANYCHANGE WHATEVER. SIGNATURE GUARANTEED: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC. RULE l7Ad-15.